UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023 (January 23, 2023)

Innovative International Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40964	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24681 La Plaza Ste 300 Dana Point, CA	92629
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (805) 907-0597

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	IOACU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share, included as part of the Units	IOAC	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the Units	IOACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 23, 2023, the Company notified the trustee of the Company’s trust account (the “Trust Account”) that it was extending the time available to the Company to consummate its initial business combination from January 29, 2023 to February 29, 2023 (the “Extension”). The Extension provides the Company with additional time to complete its initial business combination with Zoomcar, Inc., a leading emerging-market-focused peer-to-peer car sharing marketplace. The Extension is the first of up to six (6) one-month extensions permitted under the Company’s governing documents.

On January 26, 2023, in connection with the Extension, the Company deposited $165,000 into the Trust Account, which amount will be included in the pro rata amount distributed to (i) all of the holders of the Company’s Class A ordinary shares sold in the Company’s initial public offering (“Public Shares”) upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2023

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

By:	/s/ Mohan Ananda
Name:	Mohan Ananda
Title:	Chief Executive Officer